Exhibit 10.31

AMENDMENT TO OPTION AGREEMENT

This Amendment to Option Agreement dated February 4, 2021 (“Amendment Effective Date”) is by and between ionQ, Inc. (“Licensee”) and the University of Maryland (“UMD”).

WHEREAS, Licensee and UMD entered into an option agreement dated July 15, 2016 (the “Option Agreement”);

WHEREAS, Licensee and UMD entered into a license agreement July 19, 2016 (the “License Agreement”); and

WHEREAS, UMD and Licensee desire to modify certain provisions of the Option Agreement as provided herein.

NOW THEREFORE, UMD and Licensee agree as follows:

1. Paragraph 9 is hereby deleted in its entirety and replaced with the following:

“9. CONSIDERATION. In exchange for all of the rights to the Option IP under this Agreement, on the Amendment Effective Date Licensee shall issue UMD 31,765 shares of the Licensee Common Stock (which are the remaining shares to be granted under the Agreement for a total of 158,825 shares of Licensee Common Stock). No further consideration shall be due to UMD for the exercise of the Option and the licensing of the Option IP under the License Agreement. The foregoing does not change Licensee’s rights to exercise the Option during the Option Period, but reflects that the consideration for the Option has been pre-paid.”

2. If Licensee enters into a merger agreement where the Licensee will merge into a wholly owned subsidiary of a special purpose acquisition company (the “SPAC”), pursuant to which the Licensee will survive as a wholly owned subsidiary of the SPAC and the current stockholders of the Licensee will be issued shares of common stock of the SPAC in an amount which will result in the current stockholders of the Licensee holding more than 50% of the outstanding shares of the SPAC, after giving effect to the merger, then Paragraph 10 will be deleted in its entirety and of no further force and effect upon the signature of the merger agreement.

3. Except as specifically modified and amended above, all other terms and conditions of the Option Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

IONQ		UNIVERSITY OF MARYLAND

By	/s/ Peter Chapman	By	/s/ Kenneth W. Porter
Name: Peter Chapman		Name: Kenneth W. Porter, PhD
Title: President/CEO		Title: Director, UM Ventures, College Park